UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BioVentures Center, 2500 Crosspark Road

Coralville, IA 52241

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2024, the Board of Directors (the “Board”) of SunHydrogen, Inc. (the “Company”) appointed David W. Raney as director, effective immediately. Mr. Raney will serve as a member of the Board until his successor is elected and qualified or until his earlier death, resignation or removal.

Mr. Raney, age 70, most recently founded and served as chief executive officer of the Texas Hydrogen Alliance (“Alliance”), a non-profit trade organization that brings together policymakers, regulators, industry leaders and innovators to advocate for policies that advance the hydrogen economy, from 2022 to 2023. He currently serves as Executive Director Emeritus of Alliance. Prior to that, Mr. Raney served as a corporate executive for Toyota Motor North America from 2014 to 2021. Mr. Raney holds over 40 years of experience in the transportation industry, where he routinely served as a technical liaison between corporate R&D and executive teams and environmental and safety federal and state government regulators. Namely, he has held leadership roles at prominent automotive companies such as Deere & Company, Saab-Scania of America, General Motors, American Honda Motor Company and Toyota Motor North America.

The Board has concluded that Mr. Raney is qualified to serve on the Board because of his robust knowledge of alternative fuel regulation and emerging alternative fuel technologies, including battery and fuel cell electric vehicles and renewable hydrogen. Mr. Raney’s expertise is directly transferable to the Company’s business plan and scale-up efforts for its green hydrogen technology.

Mr. Raney will be eligible to receive compensation for his service as a director that is approved by the Board from time to time and will receive an initial grant of stock options to purchase ten million shares of the Company’s common stock (the “Stock Options”). The Stock Options will be subject to the terms and conditions of the Company’s 2022 Equity Incentive Plan and a stock option agreement.

There are no arrangements or understandings between Mr. Raney and any other persons pursuant to which Mr. Raney was appointed director of the Company, and there are no family relationships between Mr. Raney and any director or executive officer of the Company.

Mr. Raney has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 7.01 Regulation FD Disclosure.

On October 15, 2024, the Company issued a press release announcing the appointment of Mr. Raney. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, issued October 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: October 18, 2024	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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